Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Aspect Global Diversified Fund LP of our report dated November 8, 2007 relating to our audit of the statement of financial condition of Aspect Global Diversified Fund LP, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

Chicago, Illinois
December 12, 2007